UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2019

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

(Former name or former address, if
changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 7, 2019, NortonLifeLock Inc. (the "Company") filed a Current Report on Form 8-K to report, among other things, the appointment of Matthew Brown as the Company's interim Chief Financial Officer. On November 12, 2019, the Company filed an amendment to the aforementioned Form 8-K (Amendment No. 1) to disclose the details of Mr. Pilette's equity award, which was granted in connection with his appointment but was not determined at the time of the initial filing. The Company is filing this Form 8-K/A as an amendment (Amendment No. 2) to the aforementioned Form 8-K to disclose the details of Mr. Brown’s additional compensation, which was awarded in connection with his appointment but was not determined at the time of the previous filings.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2020, the Compensation and Leadership Development Committee of the Board of Directors of the Company approved an additional cash award for Matt Brown, interim Chief Financial Officer, of $25,000 for each month that Mr. Brown serves as interim Chief Financial Officer from November 7, 2019, the date of Mr. Brown’s appointment. The cash award will be payable to Mr. Brown in a lump sum upon the appointment of a permanent Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: January 13, 2020	By:	/s/ Scott C. Taylor
Scott C. Taylor Executive Vice President, General Counsel and Secretary